Athene Fixed Income Investor Presentation August 2023

Disclaimer This presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any security of Athene Holding Ltd. (“Athene”). Unless the context requires otherwise, references in this presentation to “Apollo" and "AGM" refer to Apollo Global Management, Inc., together with its subsidiaries, references in this presentation to "AGM HoldCo" refer to Apollo Global Management, Inc., and references in this presentation to “AAM” refer to Apollo Asset Management, Inc., a subsidiary of Apollo Global Management, Inc. This presentation contains, and certain oral statements made by Athene’s representatives from time to time may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks, uncertainties and assumptions that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of Athene’s management and the management of Athene’s subsidiaries. Generally, forward-looking statements include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Forward looking statements within this presentation include, but are not limited to, benefits to be derived from Athene's capital allocation decisions; the anticipated performance of Athene's portfolio in certain stress or recessionary environments; the performance of Athene's business; general economic conditions; the failure to realize economic benefits from the merger with Apollo; expected future operating results; Athene's liquidity and capital resources; and other non-historical statements. Although Athene management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to be correct. For a discussion of other risks and uncertainties related to Athene's forward-looking statements, see its annual report on Form 10-K for the year ended December 31, 2022 and quarterly report on Form 10-Q filed for the period ended June 30, 2023, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Athene does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. AHL adopted the US GAAP accounting standard related to Targeted Improvements to the Accounting for Long-Duration Contracts (LDTI) as of January 1, 2023, which required AHL to apply the new standard retrospectively back to January 1, 2022, the date of AHL’s merger with AGM. Certain 2022 US GAAP financial metrics and disclosures in this presentation have been retrospectively adjusted in accordance with the requirements of the adoption guidance of LDTI. Please refer to the discussion of Non-GAAP Measures and Definitions herein for additional information on items that are excluded from Athene’s non-GAAP measure of spread related earnings, which was retrospectively adjusted in accordance with the requirements of the adoption guidance of LDTI. Information contained herein may include information respecting prior performance of Athene. Information respecting prior performance, while a useful tool, is not necessarily indicative of actual results to be achieved in the future, which is dependent upon many factors, many of which are beyond Athene's control. The information contained herein is not a guarantee of future performance by Athene, and actual outcomes and results may differ materially from any historic, pro forma or projected financial results indicated herein. Certain of the financial information contained herein is unaudited or based on the application of non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. Furthermore, certain financial information is based on estimates of management. These estimates, which are based on the reasonable expectations of management, are subject to change and there can be no assurance that they will prove to be correct. The information contained herein does not purport to be all-inclusive or contain all information that an evaluator may require in order to properly evaluate the business, prospects or value of Athene. Athene does not have any obligation to update this presentation and the information may change at any time without notice. Models that may be contained herein (the “Models”) are being provided for illustrative and discussion purposes only and are not intended to forecast or predict future events. Information provided in the Models may not reflect the most current data and is subject to change. The Models are based on estimates and assumptions that are also subject to change and may be subject to significant business, economic and competitive uncertainties, including numerous uncontrollable market and event driven situations. There is no guarantee that the information presented in the Models is accurate. Actual results may differ materially from those reflected and contemplated in such hypothetical, forward- looking information. Undue reliance should not be placed on such information and investors should not use the Models to make investment decisions. Athene has no duty to update the Models in the future. Certain of the information used in preparing this presentation was obtained from third parties or public sources. No representation or warranty, express or implied, is made or given by or on behalf of Athene or any other person as to the accuracy, completeness or fairness of such information, and no responsibility or liability is accepted for any such information. The contents of any website referenced in this presentation are not incorporated by reference. This document is not intended to be, nor should it be construed or used as, financial, legal, tax, insurance or investment advice. There can be no assurance that Athene will achieve its objectives. Past performance is not indicative of future success. All information is as of the dates indicated herein. 2

Athene & AAM Are Consolidated Under AGM Following Merger in 2022

APOLLO
GLOBAL MANAGEMENT

$49 Billion Market Capitalization[1] | 4,000+ Employees Globally

ASSET MANAGEMENT

APOLLO
ASSET MANAGEMENT

$617 billion Assets Under Management | A- from S&P; A from Fitch; A2 from Moody's

Solutions across the alternative risk spectrum

RETIREMENT SERVICES

ATHENE

~$20 Billion Regulatory Capital[2] | A+ from S&P, Fitch; A1 from Moody's; A from AM Best[3]

- Continuity of **established, tenured management**
- Separate capital structure which issues **senior debt and preferred stock**
- **Separate SEC filer** with dedicated annual and quarterly disclosure via IR website: CLICK HERE
- **Separate Board of Directors** with conflicts committee and a **majority of Independent Directors**

As of June 30, 2023, unless otherwise noted. Please refer to the appendix of this presentation for the definition of Assets Under Management. 1. As of 8/4/23 2. Represents the aggregate capital of Athene's US and Bermuda insurance entities, determined with respect to each insurance entity by applying the statutory accounting principles applicable to each such entity. Adjustments are made to, among other things, assets and expenses at the holding company level. Excludes capital from the ACRA noncontrolling interest and recent mandatory convertible preferred equity issuance by Apollo. 3. Financial strength ratings for primary insurance subsidiaries. Strength ratings are statements of opinions and not statements of facts or recommendations to purchase, hold or sell securities. They do not address the suitability of securities for investment purposes and should not be relied on as investment advice.

ATHENE 3

4 Athene is a Leading Retirement Services Business… As of June 30, 2023, unless otherwise noted. 1. Industry rankings per Life Insurance Marketing and Research Association (LIMRA) as of March 31, 2023. 2. Leading combined market share from 2020-2022. Source LIMRA data for full year 2020, 2021, and 2022. Provides attractive products that help make guaranteed retirement income affordable for Americans Stable, predictable, low-cost funding profile with no legacy liability issues Longstanding relationship with Apollo since Athene’s founding in 2009, completed strategic merger on January 1, 2022 Highly efficient and scalable operating structure Total employees, with 1,500+ located in U.S. Headquarters in West Des Moines, Iowa 1,900+ Leading market share in total U.S. annuity market1 and pension group annuity market2 #1 Gross invested assets as of June 30, 2023 $257B

$3 $9 $4 $11 $13 $18 $28 $37 $48 3 3 5 5 7 7 8 9 21 154 2 4 6 2 6 5 2 3 6 6 14 11 9 3 8 12 10 2 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023E 5 …Which Has Diligently Built Diversified Organic Growth Capabilities 1. LIMRA data for 1Q’23. 2. Credit Suisse data for full year 2021. Funding agreements are comprised of funding agreements issued under our Funding Agreement Backed Notes (FABN) and Funding Agreement Backed Repurchases (FABR) programs, funding agreements issued to the Federal Home Loan Bank of Des Moines (FHLB) and long-term repurchase agreements. Market share relates to FABN market only. 3. Gross organic inflows for 1H'23. 4. LIMRA data for full year 2020, 2021, and 2022. 5. Previously announced target of $60 billion or more of estimated inflows in FY’23. Funding AgreementsRetail Annuities Flow Reinsurance Pension Group Annuities Athene is a Market Leader Across US Organic Inflow Channels Pension Group Annuities #1 Combined Market Share from 2020-20224 Funding Agreements #1 Market Share in 20212 Retail Annuities #1 Market Share for Annuity Issuance in 1Q’231 Flow Reinsurance Record Annual Inflows in 2022 Organic Inflows by Channel ($B) $60+ 5 $31 YTD3 29+

Record quarterly organic inflows driven by strong retail annuity issuance and record pension group annuity and flow reinsurance inflows 6 Athene Continues to Demonstrate Strong Momentum Note: Athene metrics are net of non-controlling interest in ACRA, as of or for the three months ended June 30, 2023. 1. Normalized SRE reflects adjustments to exclude notable items and normalize alternative investment income to an 11% long-term return. 2. Represents the aggregate capital of Athene's US and Bermuda insurance entities, determined with respect to each insurance entity by applying the statutory accounting principles applicable to each such entity. Adjustments are made to, among other things, assets and expenses at the holding company level. Excludes capital from the ACRA noncontrolling interest and recent mandatory convertible preferred equity issuance by Apollo. 3. Computed as projected capital in excess of the capital required to support our core operating strategies as determined based upon internal modeling and analysis of economic risk as well as inputs from rating agency capital models and consideration of both NAIC RBC and Bermuda capital requirements. $19B Gross Organic Inflows (2Q’23) Record normalized Spread Related Earnings (SRE)1 driven by profitable growth and higher interest rates $874M Normalized SRE1 (2Q’23) $20B Total Regulatory Capital2 Robust statutory capitalization in excess of S&P ‘AA’ rating levels Fortress balance sheet that contains substantial excess equity capital and strong liquidity $1.6B Excess Equity Capital3

Athene Has Built a Fortress Balance Sheet...

A+
Financial Strength Profile[1]

$20B
Regulatory Capital[2]

$1.6B
Excess Equity Capital[3]

$78B
Available Liquidity[4]

$7.2B
Total Deployable Capital[5]

To be augmented by additional capital from Apollo's recent mandatory convertible preferred offering (~$1.25B)[6]

Note: Athene metrics are net of non-controlling interest in ACRA, as of June 30, 2023. 1. Relates to Athene's primary insurance subsidiaries; represents ratings from AM Best "A", Fitch "A+", S&P "A+" and Moody's "A1". 2. Represents the aggregate capital of Athene's US and Bermuda insurance entities, determined with respect to each insurance entity by applying the statutory accounting principles applicable to each such entity. Adjustments are made to, among other things, assets and expenses at the holding company level. Excludes capital from the ACRA noncontrolling interest and recent mandatory convertible preferred equity issuance by Apollo. 3. Computed as projected capital in excess of the capital required to support our core operating strategies as determined based upon internal modeling and analysis of economic risk as well as inputs from rating agency capital models and consideration of both NAIC RBC and Bermuda capital requirements. 4. Includes $9.9bn of cash and cash equivalents, $2.6bn Athene Holding, Ltd. (AHL)/Athene Life Re Ltd. (ALRe) liquidity facility with $0.5bn accordion feature, $2.0bn committed repo, $1.25bn AHL credit facility with $0.5bn accordion feature, $2.0bn of FHLB capacity, and $59.5bn liquid bond portfolio. Availability of accordion features subject to lender consent and other factors. 5. Includes projected excess equity capital of $1.6 billion, untapped debt capacity of $3.3 billion and $2.3 billion in available undrawn capital at Athene Co-Invest Reinsurance Affiliate Holding Ltd. (together with its subsidiaries, ACRA 1) and Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd. (together with its subsidiaries, ACRA 2), collectively defined as ACRA, after giving effect to closings of ACRA 2, including strategic third-party sidecar capital, that were completed or are currently expected to be completed subsequent to quarter-end. Untapped debt capacity assumes capacity of 25% debt-to-capitalization and is subject to general availability and market conditions. 6. Apollo's offering of its 6.75% Series A Mandatory Convertible Preferred Stock closed on August 11, 2023.

ATHENE

7

…That Outperforms the Competition

Higher Statutory Capital vs. Reserves[1]

$20B of Stat Capital



10.6%
9.0%
Athene
AA-/A+ Rated Company Average

Lower Adjusted Debt-to-Capital[2]



14.4%
26.5%
Athene
AA-/A+ Rated Company Average

Lower Credit Losses[3]

Trailing 5 Year Avg. (2018-2022)



9bps
14bps
Athene
Industry Average

Note: Athene metrics are net of the non-controlling interest in ACRA and exclude the recent mandatory convertible preferred equity issuance by Apollo. AA-/A+ Rated Companies are: PFG (A+), GL (AA-), MET (AA-), and PRU (AA-). 1. AA-/A+ Rated Companies metrics as of December 31, 2022 per SNL Financial. 2. Refers to Athene adjusted debt-to-capital ratio as of June 30, 2023. AA-/A+ Rated companies metrics as of June 30, 2023. 3. Peer U.S. statutory impairments per SNL Financial. Industry average includes AEL, CRBG (Formerly AIG L&R), AMP, BHF, EQH, F&G, LNC, MET, PFG, PRU, VOYA and Transamerica. For Athene, U.S. statutory data adjusted to include impairments and assets in Bermuda.

ATHENE 8

9 Strong Capital and Liquidity Profile Note: Athene metrics are net of the non-controlling interest in ACRA, as of June 30, 2023, unless otherwise noted, and exclude capital from the recent mandatory convertible preferred equity issuance by Apollo. 1. The consolidated risk-based capital ratio of our non-US reinsurance and US insurance subsidiaries is calculated by applying NAIC risk-based capital factors to the statutory financial statements on an aggregate basis, including interests in other non-insurance subsidiary holding companies; with an adjustment in Bermuda and non-insurance holdings companies to limit RBC concentration charges such that when they are applied to determine target capital, the charges do not exceed 100% of the asset’s carrying value. 2. The CAL RBC ratio for Athene Annuity & Life Assurance Company, our parent US insurance company. 3. The risk-based capital ratio of our non-US reinsurance subsidiaries is calculated by applying NAIC risk-based capital factors to the statutory financial statements on an aggregate basis, excluding US subsidiaries and interests in other non-insurance subsidiary holding companies with an adjustment in Bermuda and non- insurance holdings companies to limit RBC concentration charges such that when they are applied to determine target capital, the charges do not exceed 100% of the asset’s carrying value. 4. Relates to $9.9bn of cash and cash equivalents. 5. Relates to $2.6bn liquidity facility with $0.5bn accordion feature, available to AHL and ALRe, one of Athene’s largest Bermuda subsidiaries, and $1.25bn credit facility with $0.5bn accordion feature available to AHL. Availability of accordion features subject to lender consent and other factors. 6. Includes $56.9bn book value of liquid public corporate bond portfolio, and $2.6bn book value of state, municipal, political subdivisions and foreign government securities. 416% 2022 Consolidated Risk Based Capital (RBC) Ratio1 387% 2022 U.S. RBC Ratio2 407% 2022 Bermuda RBC Ratio3 Athene’s Available Liquidity ($B) $78B Liquid Bond Portfolio6 6 $59.5 Cash & Cash Equivalents41 $9.9 Committed Repurchase Facilities3 $2.0 AHL/ALRe Liquidity Facility52 $3.1 AHL Credit Facility54 $1.8 Available FHLB Borrowing Capacity5 $2.0 Total Available Liquidity

“Risk-adjusted capitalization is at the strongest level, as measured by Best's Capital Adequacy Ratio (BCAR). Strong historical growth in premiums and deposits across its retail, institutional reinsurance, and pension risk transfer markets. Stable liability profile with concentration in retirement products with MVAs, surrender or economic protections.” “The A1 insurance financial strength (IFS) rating of its US and Bermuda-based life insurance operating companies reflects the company's strong market position in its core insurance products, which include retail and pension group annuities, as well as flow reinsurance. Strengths also include very good capital levels, modest financial leverage, and strong interest coverage metrics, as well as solid profitability.” ‘A1’ Outlook Stable 10 ‘A+’ Outlook Stable “The outlook reflects Fitch's belief that Athene's asset/liability management (ALM) is strong and the company remains well matched from both a duration and cash flow perspective. Finally, Fitch believes that Athene remains well positioned from a liquidity standpoint, while also maintaining significant sources of contingent capital.” “We view Athene's capital and earnings as very strong. Capital adequacy remained above the 'AA' level per our capital model as of year-end 2021, and we expect the company will maintain at least a 'AA' capital level over the next few years… Athene's merger with Apollo has not materially changed the company's strategy or execution.” ‘A+’ Outlook Stable ‘A’ Outlook Positive S&P, DECEMBER 2022 FITCH, MAY 2023 A.M. BEST, MAY 2023 MOODY’S, JULY 2023 Note: Ratings represent financial strength ratings for primary insurance subsidiaries. Athene Is Committed to Strong Ratings, with an Upward Trajectory Revised Outlook

Athene Utilizes Numerous Sources of Capital to Grow

1 Earnings Generation & Capital Release

- **Earnings generation**
  - $2.5B of normalized spread related earnings[1] in 2022
  - ~30% earnings growth expected in 2023 on a normalized basis
  - $874M of normalized spread related earnings[1] in 2Q'23
- **Capital Release from Runoff**
  - $1.5B in 2022, net of ADIP

Normalized Spread Related Earnings ($M)[1]:



$1,380
$1,463
$1,367
$1,848
$2,549
2018
2019
2020
2021
2022

2 Capital Markets Issuance

- **Athene Holding Ltd. (AHL) Series A-E Preferred Equity**
  - $2.9B issued to date
- **AHL Senior Debt**
  - $3.4B outstanding
- Targeting a conservative mid-teens adjusted debt-to-capital ratio

Adjusted Debt-to-Capital Ratio:



14.1%
13.6%
14.7%
14.7%
14.4%
2Q'22
3Q'22
4Q'22
1Q'23
2Q'23

3 Strategic Sidecar Capital

- **Apollo/Athene Dedicated Investment Program (ADIP)** is a third-party capital sidecar
- **Provides on-demand equity capital** to help fund Athene's growth, **and pays a wrap fee to Athene** for spread liabilities sourced

ADIP I closed in 2019; $3.25B

Second vintage of strategic sidecar began supporting Athene's organic growth upon launch on July 1st

1. Normalized SRE reflects adjustments to exclude notable items and normalize alternative investment income to an 11% long-term return. For periods prior to 2022, SRE represents Athene's historically reported adjusted operating income available to common shareholders excluding the change in fair value of Apollo Operating Group Units, equity based compensation related to Athene's long-term incentive plan and operating income tax.

ATHENE
11

Strategic Sidecar Supports Athene's Growth with On-Demand Equity Capital

Apollo/Athene Dedicated Investment Program (ADIP)

~$4B

Capital Deployed Since Inception[1]

Targeted ~40%

Support For Marginal Growth (2023E)

- ✓ Direct equity capital to support Athene's growth
- ✓ Greater third-party participation & capital efficiency for Athene
- ✓ Enhances Athene's ROE on business retained

Strong investment performance since inception in 2019

Second strategic capital sidecar

Note: Past performance is not a guarantee of future results. 1. As of August 6, 2023, Athene has deployed approximately $4 billion of third-party capital from the strategic sidecars.

ATHENE

12

$111.0 $124.6 $175.4 $210.2 $238.3 $257.2 $111.0 $117.5 $150.2 $175.3 $196.5 $213.7 $25.2 $34.9 $41.8 $43.5 Net Invested Assets Invested Assets Attributable to Sidecars (ADIP) 2018 2019 2020 2021 2022 2Q’23 13 Strong Track Record of Invested Asset Growth 21% CAGR Composition of Athene’s Gross Invested Assets ($B) Note: ADIP refers to Apollo/Athene Dedicated Investment Program and represents the noncontrolling interest in business ceded to ACRA. $7.1

$8.8 $9.1 $9.4 $10.2 $11.2 $13.5 $14.8 $15.6 $16.6 $17.0 $0.9 $1.2 $1.7 $2.3 $2.3 $2.3 $2.7 $3.2 $3.2 $1.0 $1.0 $1.5 $1.5 $2.0 $2.5 $3.0 $3.0 $3.4 $3.4 Adjusted AHL Common Shareholder’s Equity Preferred Equity Notional Debt 12/31/2018 6/30/2019 12/31/2019 6/30/2020 12/31/2020 6/30/2021 12/31/2021 6/30/2022 12/31/2022 6/30/2023 14 Total Capitalization Mix Highlights Disciplined Capital Management Strategy 1. Includes both short-term and long-term debt, at notional. 1 Composition of Athene’s Adjusted Capitalization ($B) Athene targets conservative mid-teens adjusted debt-to-capital and preferred equity-to-adjusted capital ratios

15 Capital Allocation Priorities Balance sheet strength determines the capital available to pursue profitable growth opportunities Support Profitable Growth Preserve excess capital at ‘AA’ levels with a mid-teens adjusted debt-to- capital ratio and strong liquidity Maintain Fortress Balance Sheet Athene Allocates Capital to Support its Fortress Balance Sheet, Which Enables the Pursuit of Profitable Growth Successful profitable growth supports the budgeted $750 million annual dividend to AGM HoldCo (Avg. declared 2021-2022)1 Facilitate Capital Return 1. Management, together with Apollo, periodically evaluates Athene’s business plan to ensure the amount of the common share dividend is appropriate given the competing uses for its capital and may adjust this amount depending on the need to fund these competing uses from time to time.

16 Consistent Investment Management Philosophy Target higher and sustainable risk- adjusted returns by capturing illiquidity premia to drive consistent yield outperformance Focus on downside protection given long- dated liability profile and low cost of funding Dynamic asset allocation to take advantage of market dislocations Differentiation driven by proprietary asset origination and greater asset expertise 30 – 40 bps Targeted Incremental Yield Without Incremental Credit Risk

3 6 16 2 16 8 17 10 16 8 21 1. Athene’s Statutory data was adjusted to include impairments and assets in regulatory entities and Bermuda. 2. Represents U.S. statutory impairments per SNL Financial industry average includes AEL, AIG, AMP, BHF, EQH, FG, LNC, MET, PFG, PRU, VOYA and Transamerica. 17 Historical Credit Loss Experience Outperforms Industry 2018 2019 2020 2022 LTM 2Q’232021 Athene1 Industry2 Historical Asset Impairments (annualized, bps) 9bps Historical Avg. COVID-19 Russia/Ukraine

Note: Net invested assets includes Athene's proportionate share of ACRA investments, based on Athene's economic ownership, but does not include the proportionate share of investments associated with the noncontrolling interest. 1. As of June 30, 2023, 96% of $129 billion of available for sale securities designated NAIC 1 or 2. 2. Includes short-term investments, equity securities, policy loans and other investments. 3. Represents net invested assets as of June 30, 2023. Gross invested assets were $257 billion as of June 30, 2023, including ACRA non-controlling interests. Corporate & Gov’t 42% CML 12% CLO 10% ABS 11% RML 7% RMBS 3% CMBS 2% Cash and Equivalents 5% Alternatives 6% Other 2% $214 BILLION3 High Quality Asset Portfolio Generates Safe Yield AFS Fixed Maturity Securities Rated Investment Grade1 RESILIENT HIGH GRADE STRESS TESTED 96% Invested in Fixed Income or Cash 94% of Invested Assets in Differentiated Alternatives 6% 18 Key Attributes 2

Persistent and Predictable Liability Portfolio Provides Long-Dated Funding

Retirement Savings Products with Structural Features That Increase Stability

Key Attributes

8 Year
Weighted Average Life of Funding

84%
Of Funding Carries a Withdrawal Penalty or Cannot be Withdrawn

2.73%
Cost of Funds on In-Force

In-Line
Policyholder-Driven Withdrawal Activity Amid Higher Interest Rates[4]

- ✓ SPREAD BASED
- ✓ CONSERVATIVELY UNDERWRITTEN
- ✓ VERY LIMITED TAIL RISK



26%
Non-Surrenderable[2]
Other[1]
1%
Pension Group Annuities
13%
Funding Agreements
11%
4%
Payout Annuities[3]
$193
BILLION
Fixed Indexed Annuities
45%
Fixed Rate Annuities
26%
58%
Withdrawal / Surrender Charge Protected

Note: Metrics are as of or for the three months ended June 30, 2023. Liabilities composition and weighted average life of funding is based on net reserve liabilities. Gross reserve liabilities include the reserves associated with the ACRA noncontrolling interests and were $231bn as of June 30, 2023. 1. Other primarily consists of the AmerUs Closed Block liabilities and other life reserves. 2. Non-surrenderable liabilities include buy-out pension group annuities other than those that can be withdrawn as lump sums, funding agreements and payout annuities. 3. Includes Single Premium Immediate Annuities, Supplemental Contracts and Structured Settlements. 4. In-line with company expectations.

ATHENE
19

2Q Results Illustrate that Outflow Activity Remains Predictable

Historical/Projected Annualized Outflow Rates

	2021				2022				2023					2024
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q	2QE	3QE	4QE	1QE
Maturity-Driven, Contractual-Based Outflows[1]	0.9%	1.3%	1.4%	1.9%	3.1%	2.8%	5.9%	3.0%	3.4%	7.6%	7.1%	5.3%	4.8%	5.3%
Policyholder-Driven Outflows[2]	8.3%	8.8%	7.9%	6.6%	5.9%	5.9%	6.2%	7.1%	7.6%	7.4%	8.6%	9.1%	7.7%	7.0%
Income Oriented Withdrawals (Planned)[3]	4.0%	3.7%	3.4%	3.8%	3.4%	3.0%	3.2%	3.7%	3.5%	3.3%	3.7%	4.1%	3.4%	3.0%
From Policies Out-Of-Surrender-Charge (Planned)[4]	3.1%	4.0%	3.4%	2.0%	1.9%	2.3%	2.3%	2.5%	3.0%	2.6%	3.4%	3.8%	3.5%	3.2%
From Policies In-Surrender-Charge (Unplanned)[5]	1.2%	1.1%	1.1%	0.8%	0.6%	0.6%	0.7%	0.9%	1.1%	1.5%	1.4%	1.2%	0.9%	0.7%
Core Outflows[6]	9.2%	10.1%	9.3%	8.5%	9.0%	8.7%	12.1%	10.1%	11.0%	15.0%	15.7%	14.4%	12.5%	12.2%
Memo: Total Outflow Rates, Incl. Strategic Reinsurance Transactions (4Q'22 Catalina & Previously Announced Venerable Transaction in 3Q'23)	9.2%	10.1%	9.3%	8.5%	9.0%	8.7%	12.1%	20.0%	11.0%	15.0%	15.7%	20.4%	12.5%	12.2%

Note: Projections in above table represent a best estimate and actual experience may vary. 1. Represents outflows from funding agreements, pension group annuities, and multi-year guarantee fixed annuities (MYGA), all of which occur based on defined maturities or substantially lapse upon reaching their contractual term. Amounts may vary on a quarterly basis, based on the timing of original issuance. 2. Represents outflows from fixed index annuities and other applicable products, which have varying degrees of predictability due to policyholder actions. 3. Represents partial annuity withdrawals to meet retirement income needs within contractual annual limits. 4. Represents outflows from policies that no longer have an active surrender charge in force. 5. Represents outflows from policies with an active surrender charge in force. 6. Outflow rate is calculated as outflows divided by Athene average net invested assets for the respective period, on an annualized basis.

ATHENE

20

21 Robust risk management framework and procedures underpin focus on protecting capital and aligning risks with stakeholder expectations Risk strategy, investment, credit, asset-liability management (“ALM”) and liquidity risk policies, amongst others, at the board and management levels Stress testing plays a key role in defining risk appetite, with tests performed on both sides of the balance sheet Risk Management is Embedded in Everything We Do Managing Risk Such That Athene Can Grow Profitably Across Market Environments CLICK HERE TO VIEW ATHENE’S ASSET STRESS TEST ANALYSIS Duration-Matched Portfolio with Quarterly Cash Flow Monitoring & Stress Testing

Athene Financial Supplement will continue to be published quarterly Athene Holding Ltd. will continue to publish 10-K’s and 10-Q’s as a ’34 Act SEC filer Parent company, Apollo Global Management, Inc., publishes 10-K’s and 10-Q’s as a ’34 Act SEC filer Statutory filings for main Athene operating subsidiaries, including Bermuda, available via IR website 22 Athene is Committed to Transparency and Ongoing Disclosure Supplemental Disclosure Items Provide Additional Perspective on Athene’s Strategy and Performance CLICK HERE 1 2 3 4 Asset Stress Test February 2023 Committed to publishing asset stress test results on an annual basis5 CLICK HERE Corporate Structure Overview April 2023 Commercial Real Estate Overview April 2023 CLICK HERE Funding Model / Surrenders May 2023 CLICK HERE

23 Key Credit Highlights Indicate Winning Strategy Remains the Same ASSET PORTFOLIO IS HIGH QUALITY AND GENERATES SAFE INVESTMENT GRADE YIELD Athene has consistently delivered strong net spread generation with lower credit losses versus peers 3 ATHENE HAS BUILT A FORTRESS BALANCE SHEET Highly-rated and conservatively managed balance sheet with ample liquidity and no legacy liability issues 2 5 ATHENE IS A MARKET LEADER IN RETIREMENT SERVICES Demonstrated ability to source stable, low-cost, long-dated funding across multiple organic business channels 1 FULL ALIGNMENT WITH APOLLO PROVIDES DIFFERENTIATED ACCESS TO THIRD-PARTY CAPITAL Successful ADIP sidecar strategy provides on-demand equity capital to help fund growth 4 GOVERNANCE AND RISK CONTROLS ARE DEEPLY EMBEDDED IN THE BUSINESS Athene provides industry-leading disclosure around its balance sheet, investment, and risk management philosophies

Non-GAAP Definitions In addition to our results presented in accordance with accounting principles generally accepted in the United States of America (US GAAP), we present certain financial information that includes non-GAAP measures. Management believes the use of these non-GAAP measures, together with the relevant US GAAP measures, provides information that may enhance an investor’s understanding of our results of operations and the underlying profitability drivers of our business. The majority of these non-GAAP measures are intended to remove from the results of operations the impact of market volatility (other than with respect to alternative investments) as well as integration, restructuring, stock compensation and certain other expenses which are not part of our underlying profitability drivers, as such items fluctuate from period to period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results in accordance with US GAAP and should not be viewed as a substitute for the corresponding US GAAP measures. Spread Related Earnings (SRE) Spread related earnings is a pre-tax non-GAAP measure used to evaluate our financial performance excluding market volatility and expenses related to integration, restructuring, stock compensation and other expenses. Our spread related earnings equals net income (loss) available to AHL common shareholder adjusted to eliminate the impact of the following: (a) investment gains (losses), net of offsets, (b) non-operating change in insurance liabilities and related derivatives (c) integration, restructuring, and other non-operating expenses, (d) stock compensation expense and (e) income tax (expense) benefit. We consider these adjustments to be meaningful adjustments to net income (loss) available to AHL common shareholder. Accordingly, we believe using a measure which excludes the impact of these items is useful in analyzing our business performance and the trends in our results of operations. Together with net income (loss) available to AHL common shareholder, we believe spread related earnings provides a meaningful financial metric that helps investors understand our underlying results and profitability. Spread related earnings should not be used as a substitute for net income (loss) available to AHL common shareholder. Adjusted Debt to Capital Ratio Adjusted debt to capital ratio is a non-GAAP measure used to evaluate our capital structure excluding the impacts of AOCI and the cumulative changes in fair value of funds withheld and modco reinsurance assets as well as mortgage loan assets, net of tax. Adjusted debt to capital ratio is calculated as total debt at notional value divided by adjusted capitalization. Adjusted capitalization includes our adjusted AHL common shareholder’s equity, preferred stock and the notional value of our debt. Adjusted AHL common shareholder’s equity is calculated as the ending AHL shareholders’ equity excluding AOCI, the cumulative changes in fair value of funds withheld and modco reinsurance assets and mortgage loan assets as well as preferred stock. These adjustments fluctuate period to period in a manner inconsistent with our underlying profitability drivers as the majority of such fluctuation is related to the market volatility of the unrealized gains and losses associated with our AFS securities, reinsurance assets and mortgage loans. Except with respect to reinvestment activity relating to acquired blocks of businesses, we typically buy and hold investments to maturity throughout the duration of market fluctuations, therefore, the period-over-period impacts in unrealized gains and losses are not necessarily indicative of current operating fundamentals or future performance. Adjusted debt to capital ratio should not be used as a substitute for the debt to capital ratio. However, we believe the adjustments to shareholders’ equity are significant to gaining an understanding of our capitalization, debt utilization and debt capacity. Non-GAAP Measures & Definitions 24

Non-GAAP Measures & Definitions 25 Cost of Funds Cost of funds includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs, but does not include the proportionate share of the ACRA cost of funds associated with the noncontrolling interest. Cost of crediting on deferred annuities is the interest credited to the policyholders on our fixed strategies as well as the option costs on the indexed annuity strategies. With respect to FIAs, the cost of providing index credits includes the expenses incurred to fund the annual index credits, and where applicable, minimum guaranteed interest credited. Cost of crediting on institutional products is comprised of (1) pension group annuity costs, including interest credited, benefit payments and other reserve changes, net of premiums received when issued, and (2) funding agreement costs, including the interest payments and other reserve changes. Additionally, cost of crediting includes forward points gains and losses on foreign exchange derivative hedges. Other liability costs include DAC, DSI and VOBA amortization, certain market risk benefit costs, the cost of liabilities on products other than deferred annuities and institutional products, premiums and certain product charges and other revenues. We include the costs related to business added through assumed reinsurance transactions and exclude the costs related to business that we have exited through ceded reinsurance transactions. Cost of funds is computed as the total liability costs divided by the average net invested assets, for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized. We believe a measure like cost of funds is useful in analyzing the trends of our core business operations and profitability. While we believe cost of funds is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for total benefits and expenses presented under US GAAP. Net Invested Assets In managing our business, we analyze net invested assets, which do not correspond to total investments, including investments in related parties, as disclosed in our consolidated financial statements and notes thereto. Net invested assets represent the investments that directly back our net reserve liabilities as well as surplus assets. Net invested assets is used in the computation of net investment earned rate, which allows us to analyze the profitability of our investment portfolio. Net invested assets include (a) total investments on the consolidated balance sheets, with AFS securities, trading securities and mortgage loans at cost or amortized cost, excluding derivatives, (b) cash and cash equivalents and restricted cash, (c) investments in related parties, (d) accrued investment income, (e) VIE and VOE assets, liabilities and noncontrolling interest adjustments, (f) net investment payables and receivables, (g) policy loans ceded (which offset the direct policy loans in total investments) and (h) an adjustment for the allowance for credit losses. Net invested assets exclude assets associated with funds withheld liabilities related to business exited through reinsurance agreements and derivative collateral (offsetting the related cash positions). We include the underlying investments supporting our assumed funds withheld and modco agreements in our net invested assets calculation in order to match the assets with the income received. We believe the adjustments for reinsurance provide a view of the assets for which we have economic exposure. Net invested assets include our proportionate share of ACRA investments, based on our economic ownership, but do not include the proportionate share of investments associated with the noncontrolling interest. Our net invested assets are averaged over the number of quarters in the relevant period to compute our net investment earned rate for such period. While we believe net invested assets is a meaningful financial metric and enhances our understanding of the underlying drivers of our investment portfolio, it should not be used as a substitute for total investments, including related parties, presented under US GAAP. Net Reserve Liabilities In managing our business, we also analyze net reserve liabilities, which does not correspond to total liabilities as disclosed in our consolidated financial statements and notes thereto. Net reserve liabilities represent our policyholder liability obligations net of reinsurance and are used to analyze the costs of our liabilities. Net reserve liabilities include (a) interest sensitive contract liabilities, (b) future policy benefits, (c) net market risk benefits, (d) long-term repurchase obligations, (e) dividends payable to policyholders and (f) other policy claims and benefits, offset by reinsurance recoverable, excluding policy loans ceded. Net reserve liabilities include our proportionate share of ACRA reserve liabilities, based on our economic ownership, but do not include the proportionate share of reserve liabilities associated with the noncontrolling interest. Net reserve liabilities is net of the ceded liabilities to third-party reinsurers as the costs of the liabilities are passed to such reinsurers and, therefore, we have no net economic exposure to such liabilities, assuming our reinsurance counterparties perform under our agreements. The majority of our ceded reinsurance is a result of reinsuring large blocks of life insurance business following acquisitions. For such transactions, US GAAP requires the ceded liabilities and related reinsurance recoverables to continue to be recorded in our consolidated financial statements despite the transfer of economic risk to the counterparty in connection with the reinsurance transaction. We include the underlying liabilities assumed through modco reinsurance agreements in our net reserve liabilities calculation in order to match the liabilities with the expenses incurred. While we believe net reserve liabilities is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for total liabilities presented under US GAAP.

Non-GAAP Measures & Definitions 26 Sales Sales statistics do not correspond to revenues under US GAAP but are used as relevant measures to understand our business performance as it relates to inflows generated during a specific period of time. Our sales statistics include inflows for fixed rate annuities and FIAs and align with the LIMRA definition of all money paid into an individual annuity, including money paid into new contracts with initial purchase occurring in the specified period and existing contracts with initial purchase occurring prior to the specified period (excluding internal transfers). We believe sales is a meaningful metric that enhances our understanding of our business performance and is not the same as premiums presented in our condensed consolidated statements of income (loss). Assets Under Management “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. AUM equals the sum of: 1. the net asset value (“NAV”), plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the yield and certain hybrid funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”), and certain perpetual capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; for certain perpetual capital vehicles in yield, gross asset value plus available financing capacity; 2. the fair value of the investments of equity and certain hybrid funds, partnerships and accounts Apollo manages or advises, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; 3. the gross asset value associated with the reinsurance investments of the portfolio company assets Apollo manages or advises; and 4. the fair value of any other assets that Apollo manages or advises for the funds, partnerships and accounts to which Apollo provides investment management, advisory, or certain other investment-related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Apollo’s AUM measure includes Assets Under Management for which Apollo charges either nominal or zero fees. Apollo’s AUM measure also includes assets for which Apollo does not have investment discretion, including certain assets for which Apollo earns only investment-related service fees, rather than management or advisory fees. Apollo’s definition of AUM is not based on any definition of Assets Under Management contained in its governing documents or in any Apollo Fund management agreements. Apollo considers multiple factors for determining what should be included in its definition of AUM. Such factors include but are not limited to (1) Apollo’s ability to influence the investment decisions for existing and available assets; (2) Apollo’s ability to generate income from the underlying assets in its funds; and (3) the AUM measures that Apollo uses internally or believes are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, Apollo’s calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Apollo’s calculation also differs from the manner in which its affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. Apollo uses AUM, Gross capital deployed and Dry powder as a performance measurement of its investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs.

Non-GAAP Measure Reconciliations (In millions, except percentages) 27 RECONCILIATION OF TOTAL AHL SHAREHOLDERS’ EQUITY TO TOTAL ADJUSTED AHL COMMON SHAREHOLDER’S EQUITY Dec. 31, 2018 June 30, 2019 Dec. 31, 2019 June 30, 2020 Dec. 31, 2020 June 30, 2021 Dec. 31, 2021 June 30, 2022 Sept. 30, 2022 Dec. 31, 2022 March 31, 2023 June 30, 2023 Total AHL shareholders' equity $ 8,276 $ 12,365 $ 13,391 $ 14,711 $ 18,657 $ 20,006 $ 20,130 $ 8,697 $ 5,133 $ 7,158 $ 8,698 $ 8,701 Less: Preferred stock — 839 1,172 1,755 2,312 2,312 2,312 2,667 2,667 3,154 3,154 3,154 Total AHL common shareholder's equity 8,276 11,526 12,219 12,956 16,345 17,694 17,818 6,030 2,466 4,004 5,544 5,547 Less: Accumulated other comprehensive income (loss) (472) 1,760 2,281 2,184 3,971 3,337 2,430 (5,698) (8,473) (7,321) (6,148) (6,376) Less: Accumulated change in fair value of reinsurance assets (75) 639 493 615 1,142 886 585 (2,521) (3,394) (3,127) (2,791) (2,843) Less: Accumulated change in fair value of mortgage loan assets — — — — — — — (1,340) (2,095) (2,201) (2,022) (2,235) Total adjusted AHL common shareholder's equity $ 8,823 $ 9,127 $ 9,445 $ 10,157 $ 11,232 $ 13,471 $ 14,803 $ 15,589 $ 16,428 $ 16,653 $ 16,505 $ 17,001 RECONCILIATION OF DEBT TO CAPITAL RATIO TO ADJUSTED DEBT TO CAPITAL RATIO Dec. 31, 2018 June 30, 2019 Dec. 31, 2019 June 30, 2020 Dec. 31, 2020 June 30, 2021 Dec. 31, 2021 June 30, 2022 Sept. 30, 2022 Dec. 31, 2022 March 31, 2023 June 30, 2023 Total debt $ 991 $ 991 $ 1,467 $ 1,486 $ 1,976 $ 2,468 $ 2,964 $ 3,279 $ 3,271 $ 3,658 $ 3,650 $ 3,642 Less: Adjustment to arrive at notional debt (9) (9) (8) (14) (24) (32) (36) 279 271 258 250 242 Notional debt $ 1,000 $ 1,000 $ 1,475 $ 1,500 $ 2,000 $ 2,500 $ 3,000 $ 3,000 $ 3,000 $ 3,400 $ 3,400 $ 3,400 Total debt $ 991 $ 991 $ 1,467 $ 1,486 $ 1,976 $ 2,468 $ 2,964 $ 3,279 $ 3,271 $ 3,658 $ 3,650 $ 3,642 Total AHL shareholders' equity 8,276 12,365 13,391 14,711 18,657 20,006 20,130 8,697 5,133 7,158 8,698 8,701 Total capitalization 9,267 13,356 14,858 16,197 20,633 22,474 23,094 11,976 8,404 10,816 12,348 12,343 Less: Accumulated other comprehensive income (loss) (472) 1,760 2,281 2,184 3,971 3,337 2,430 (5,698) (8,473) (7,321) (6,148) (6,376) Less: Accumulated change in fair value of reinsurance assets (75) 639 493 615 1,142 886 585 (2,521) (3,394) (3,127) (2,791) (2,843) Less: Accumulated change in fair value of mortgage loan assets — — — — — — — (1,340) (2,095) (2,201) (2,022) (2,235) Less: Adjustment to arrive at notional debt (9) (9) (8) (14) (24) (32) (36) 279 271 258 250 242 Total adjusted capitalization $ 9,823 $ 10,966 $ 12,092 $ 13,412 $ 15,544 $ 18,283 $ 20,115 $ 21,256 $ 22,095 $ 23,207 $ 23,059 $ 23,555 Debt to capital ratio 10.7% 7.4% 9.9% 9.2% 9.6% 11.0% 12.8% 27.4% 38.9% 33.8% 29.6% 29.5 % Accumulated other comprehensive income (loss) (0.5) % 1.2% 1.8% 1.5% 2.4% 2.0% 1.6% (7.3) % (14.7) % (10.5) % (7.8) % (7.9) % Accumulated change in fair value of reinsurance assets (0.1) % 0.4% 0.4% 0.4% 0.7% 0.5% 0.4% (3.2) % (5.9) % (4.5) % (3.5) % (3.5) % Accumulated change in fair value of mortgage loan assets — % — % — % — % — % — % — % (1.7) % (3.7) % (3.2) % (2.6) % (2.8) % Adjustment to arrive at notional debt 0.1% 0.1% 0.1% 0.1% 0.2% 0.2% 0.1% (1.1) % (1.0) % (0.9) % (1.0) % (0.9) % Adjusted debt to capital ratio 10.2% 9.1% 12.2% 11.2% 12.9% 13.7% 14.9% 14.1% 13.6% 14.7% 14.7% 14.4%

Non-GAAP Measure Reconciliations

(In millions, except percentages)

RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO AHL COMMON SHAREHOLDER TO NORMALIZED SPREAD RELATED EARNINGS	Years ended December 31, 2018	2019	2020	2021	2022	Three months ended June 30, 2023
Net income (loss) available to Athene Holding Ltd. common shareholder	$ 1,053	$ 2,136	$ 1,446	$ 3,718	$ (3,051)	$ 396
Preferred stock dividends	—	36	95	141	141	45
Net income (loss) attributable to noncontrolling interests	—	13	380	(59)	(2,106)	54
Net income (loss)	1,053	2,185	1,921	3,800	(5,016)	495
Income tax expense (benefit)	122	117	285	386	(646)	133
Income (loss) before income taxes	1,175	2,302	2,206	4,186	(5,662)	628
Investment gains (losses), net of offsets	(274)	994	733	1,024	(7,434)	(563)
Non-operating change in insurance liabilities and related derivatives, net of offsets[1]	242	(65)	(235)	692	1,433	304
Integration, restructuring and other non-operating expenses	(22)	(70)	(10)	(124)	(133)	(28)
Stock compensation expense	(26)	(27)	(25)	(38)	(56)	(13)
Preferred stock dividends	—	36	95	141	141	45
Noncontrolling interests - pre-tax income (loss) and VIE adjustments	—	13	393	(18)	(2,079)	84
Less: Total adjustments to income (loss) before income taxes	(80)	881	951	1,677	(8,128)	(171)
Spread related earnings	1,255	1,421	1,255	2,509	2,466	799
Normalization of alternative investment income to 11%, net of offsets[1]	91	37	152	(609)	80	75
Other notable items	34	5	(40)	(52)	3	—
Normalized spread related earnings	$ 1,380	$ 1,463	$ 1,367	$ 1,848	$ 2,549	$ 874

RECONCILIATION OF BENEFITS AND EXPENSES TO COST OF FUNDS	Three months ended June 30, 2023	
US GAAP benefits and expenses	$ 12,058	22.94 %
Premiums	(9,041)	(17.20)%
Product charges	(207)	(0.39)%
Other revenues	(7)	(0.01)%
FIA option costs	385	0.73 %
Reinsurance impacts	(38)	(0.07)%
Non-operating change in insurance liabilities and embedded derivatives	(1,113)	(2.12)%
Policy and other operating expenses, excluding policy acquisition expenses	(323)	(0.61)%
AmerUs Closed Block fair value liability	17	0.03 %
ACRA noncontrolling interest	(379)	(0.72)%
Other	85	0.15 %
Total adjustments to arrive at cost of funds	(10,621)	(20.21)%
Total cost of funds	$ 1,437	2.73 %
Average net invested assets		$ 210,209

1 Prior to the adoption of LDTI, effective January 1, 2023, with a retrospective application back to January 1, 2022, offsets related to deferred acquisition costs, deferred sales inducements, value of business acquired and rider reserves.

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Non-GAAP Measure Reconciliations

(In millions)

RECONCILIATION OF TOTAL INVESTMENTS, INCLUDING RELATED PARTIES, TO NET INVESTED ASSETS	December 31, 2018	2019	2020	2021	2022	June 30, 2023
Total investments, including related parties	$ 107,632	$ 129,845	$ 180,541	$ 209,176	$ 196,448	$ 215,322
Derivative assets	(1,043)	(2,888)	(3,523)	(4,387)	(3,309)	(5,114)
Cash and cash equivalents (including restricted cash)	3,403	4,639	8,442	10,275	8,407	12,804
Accrued investment income	682	807	899	962	1,328	1,646
Net receivable (payable) for collateral on derivatives	(938)	(2,712)	(3,059)	(3,902)	(1,486)	(2,940)
Reinsurance funds withheld and modified coinsurance	223	(1,440)	(2,430)	(1,035)	1,423	1,046
VIE and VOE assets, liabilities and noncontrolling interest	718	730	1,750	2,958	12,747	13,693
Unrealized (gains) losses	808	(4,095)	(7,275)	(4,057)	22,284	20,676
Ceded policy loans	(281)	(235)	(204)	(169)	(179)	(174)
Net investment receivables (payables)	(170)	(88)	(74)	43	186	(217)
Allowance for credit losses	—	—	357	361	471	536
Other investments	—	—	—	—	(10)	(43)
Total adjustments to arrive at gross invested assets	3,402	(5,282)	(5,117)	1,049	41,862	41,913
Gross invested assets	111,034	124,563	175,424	210,225	238,310	257,235
ACRA noncontrolling interest	—	(7,077)	(25,234)	(34,882)	(41,859)	(43,565)
Net invested assets	$ 111,034	$ 117,486	$ 150,190	$ 175,343	$ 196,451	$ 213,670

RECONCILIATION OF TOTAL LIABILITIES TO NET RESERVE LIABILITIES	June 30, 2023
Total Liabilities	$ 256,203
Debt	(3,642)
Derivative Laibilities	(1,753)
Payables for collateral on derivatives and securities to repurchase	(6,979)
Other liabilities	(1,712)
Liabilities of consolidated VIEs	(1,189)
Reinsurance impacts	(9,115)
Policy loans ceded	(174)
Market risk benefit asset	(433)
ACRA noncontrolling interest	(37,775)
Total adjustments to arrive at net reserve liabilities	(62,772)
Net reserve liabilities	$ 193,431

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